Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented to aid you in your analysis of the financial aspects of the completed acquisition of Homeowners of America Holding Corporation and Subsidiaries (“HOA”) (the “acquisition”) by Porch Group.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of HOA and Porch Group adjusted to give effect to the acquisition. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of HOA and the historical balance sheet of Porch Group on a pro forma basis as if the acquisition, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, and the three months ended March 31, 2021, combine the historical statements of operations of HOA and Porch Group for such periods as if the acquisition, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 are based on the historical financial statements of HOA and Porch Group. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements included herein, the HOA and Porch Group unaudited and audited financial statements and related notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021

(in thousands)

	Porch Group (Historical)	HOA (Historical) After Reclassifications (Note 6)	Transaction Accounting Adjustments (Note 7)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$222,948	$18,202	$(81,287	)(a)	$159,669
			(194	)(i)
Accounts receivable, net	9,629	8,572	-		18,201
Short term investments	-	6,302	-		6,302
Reinsurance balance due	-	211,862	-		211,862
Prepaid expenses and other current assets	7,869	2,980	(2,721	)(b)	8,128
Restricted cash	10,435	314	-		10,749
Total current assets	250,881	248,232	(84,202)		414,911
Property, equipment, and software, net	5,328	2,256	-		7,584
Goodwill	50,120	-	44,750	(c)	94,870
Long-term investments	-	59,724	-		59,724
Intangible assets, net	22,715	-	43,222	(d)	65,937
Long-term insurance commissions receivable	4,748		-		4,748
Other assets, noncurrent	444	4,942	(2,658	)(k)	2,728
Total assets	$334,236	$315,154	$1,112		$650,502

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,384	$1,785	$-		$8,169
Accrued expenses and other current liabilities	15,268	7,701	(734	)(i)	22,235
Deferred revenue	4,346	141,684	-		146,030
Refundable customer deposit	2,026	-	-		2,026
Current portion of long-term debt	7,480	-	-		7,480
Losses and loss adjustment expense reserves	-	85,616	-		85,616
Other insurance liabilities, current	-	34,613	-		34,613
Total current liabilities	35,504	271,399	(734)		306,169
Long-term debt	42,624	3,942	-		46,566
Refundable customer deposit, non-current	396				396
Earnout liability, at fair value	43,193				43,193
Private warrant liability, at fair value	47,444				47,444
Other liabilities	3,068	3,491	1,830	(n)	8,389
Total liabilities	172,229	278,832	1,096		452,157
Stockholders' equity (deficit)
Common stock	9	1	(1	)(e)	9
Additional paid-in capital	544,605	1,972	27,486	(e)	574,063
Accumulated other comprehensive loss	-	164	(164	)(e)	-
Accumulated equity (deficit)	(382,607)	34,185	(34,185	)(e)	(375,727)
			(194	)(i)
			7,074	(k)
Total stockholders' equity (deficit)	162,007	36,322	16		198,345
Total liabilities and stockholders' equity (deficit)	$334,236	$315,154	$1,112		$650,502

	-	-	-		-

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	Porch Group (Historical)	HOA (Historical) After Reclassifications (Note 6)	Transaction Accounting Adjustments (Note 7)		Pro Forma Combined
Revenue	$26,742	$14,346	$-		$41,088
Operating expenses:
Cost of revenue	5,930	5,707	-		11,637
Selling and marketing	14,638	1,545	423	(f)	16,606
Product and technology	11,789	555	-		12,344
General and administrative	24,016	4,478	651	(f)	27,635
			224	(j)
			(1,734	)(i)
Total operating expenses	56,373	12,285	(436)		68,222
Operating income (loss)	(29,631)	2,061	436		(27,134)
Other Income (expense):
Interest expense	(1,223)	-	-		(1,223)
Change in fair value of earnout liability	(18,770)	-	-		(18,770)
Change in fair value of private warrant liability	(15,910)	-	-		(15,910)
Other income (expense), net	83	-	-		83
Investment income and realized gains		267	-		267
Total other income (expense)	(35,820)	267	-		(35,553)
Income (loss) before income taxes	(65,451)	2,328	436		(62,687)
Income tax expense (benefit)	(350)	513	(513	)(g)	(350)
Net income (loss)	$(65,101)	$1,815	$949		$(62,337)

Weighted average common shares outstanding - basic and diluted	85,331,575		1,292,430	(m)	86,624,005
Net earnings (loss) per share - basic and diluted	$(0.76)	-			$(0.72)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Porch Group (Historical)	HOA (Historical) After Reclassifications (Note 6)	Transaction Accounting Adjustments (Note 7)		Pro Forma Combined
Revenue	$72,299	$42,036	$-		$114,335
Operating expenses:
Cost of revenue	17,562	17,361	-		34,923
Selling and marketing	41,665	6,187	(1,970	)(h)	47,972
			2,090	(f)
Product and technology	28,546	1,472	-		30,018
General and administrative	28,199	11,287	2,605	(f)	46,596
			3,608	(i)
			896	(j)
Loss (gain) on divestiture of businesses	(1,442)	-	-		(1,442)
Total operating expenses	114,530	36,307	7,230		158,067
Operating income (loss)	(42,231)	5,729	(7,230)		(43,732)
Other income (expense):
Interest expense	(14,734)	-	-		(14,734)
Other income (expense), net	1,244	-	-		1,244
Investment income and realized gains		1,058	-		1,058
Total other income (expense)	(13,490)	1,058	-		(12,432)
Income (loss) before income taxes	(55,721)	6,787	(7,230)		(56,164)
Income tax (benefit) expense	(1,689)	1,557	(7,074	)(l)	(8,763)
			(1,557	)(g)
Net income (loss)	(54,032)	5,230	1,401		(47,401)
Induced conversion of preferred stock	(17,284)	-	-		(17,284)
Net income (loss) available to common shareholders	$(71,316)	$5,230	$1,401		$(64,685)

Weighted average common shares outstanding - basic	36,344,234		1,292,430	(m)	37,636,664
Weighted average common shares outstanding - diluted	36,374,215		1,292,430	(m)	37,666,645
Net earnings (loss) per share - basic	$(1.96)				$(1.72)
Net earnings (loss) per share - diluted	$(2.03)				$(1.78)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction

On April 5, 2021, the Company acquired HOA, a leading property and casualty insurance company focused on products in the residential homeowner space, in a cash and stock transaction with estimated total consideration of $112.6 million consisting of (i) approximately $105.9 million, as adjusted in accordance with the terms of the definitive agreement, of which $22.8 million was payable in common stock at the election of the Company (the “Stock Election”) and $1.8 million in future cash payable was held back for satisfying indemnities, adjustments, and representations, (ii) 500,000 additional shares of common stock subject to the trading price of common stock exceeding $22.50 for twenty (20) out of thirty (30) consecutive trading days in the two (2) year period following the consummation of the HOA acquisition and (iii) a retention pool under the 2020 Porch Group, Inc. Stock Incentive Plan (the “2020 Plan”) of shares of restricted common stock in an amount equal to $510 thousand and up to 100,000 options for acquisition of common stock to retain key employees of HOA, in each case upon the terms and subject to the conditions of the definitive agreement. HOA is a managing general agent (“MGA”) and carrier hybrid with a strong reinsurance strategy that currently operates in six states. The HOA acquisition is expected to enable Porch to offer its own line of homeowner’s insurance alongside its existing insurance agency which partners with many other top carriers and provide consumers with flexibility and choice. See Note 4 for financial terms of the transaction.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of HOA and Porch Group.

The acquisition method of accounting is based on ASC 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the acquisition is completed at the then-current market price. Therefore, the allocation of the HOA purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s preliminary estimates of the acquisition purchase price and fair market value of the assets acquired and liabilities assumed. Definitive allocations of the purchase price will be performed and finalized after the transaction closes and final determination of the estimated fair value of HOA’s assets and liabilities, and associated tax adjustments have been completed. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein and our future results of operations and financial position. The Company expects to finalize the valuation as soon as practicable, but not later than one year from the acquisition date.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Porch Group may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Porch Group’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded, as of completion of the acquisition, primarily at their respective fair values and added to those of Porch Group’s. Financial statements and reported results of operations of Porch Group issued after completion of the acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of HOA.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. Total acquisition-related transaction costs expected to be incurred by Porch Group for the acquisition of HOA are estimated to be approximately $0.7 million. During the three months ended March 31, 2021, Porch Group incurred approximately $0.5 million in acquisition-related transaction costs for the acquisition of HOA.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 is required to include adjustments which give effect to events that are directly attributable to the acquisition regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring. Therefore, acquisition-related transaction costs expected to be incurred by Porch Group for the acquisition of HOA subsequent to March 31, 2021 of approximately $0.2 million are reflected as a pro forma adjustment to the unaudited pro forma condensed combined balance sheet as of March 31, 2021, with the impact presented as a decrease to cash and increase in accumulated deficit.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Porch Group. They should be read in conjunction with the historical financial statements and notes thereto of HOA and the Porch Group.

3.	Accounting Policies

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align HOA financial statement presentation as identified in Note 6. Upon completion of acquisition, management will perform a comprehensive review of the acquired entity’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the acquired entity which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis of HOA, the Company has identified the presentation differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

4.	Estimate of Consideration Expected to be Transferred

The preliminary estimate of consideration expected to be transferred to effect the acquisition of HOA is $112.6 million, which consists of $81.3 million of cash, 1,292,430 shares or an estimated $22.8 million of Porch Group common stock, up to $1.8 million in future cash payable held back for satisfying indemnities, adjustments, and representations, and an estimated fair value of contingent consideration of $6.7 million. Contingent consideration consists of 500,000 shares of Porch common stock if the Company’s share price trades at or above $22.50 for 20 days within a consecutive 30-day trading period during the next 24 months. The estimated fair value of the contingent consideration on the date of the acquisition is $6.7 million.

5.	Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of HOA based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the assets acquired and liabilities assumed. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for HOA to the assets acquired and liabilities assumed based on the Company’s current best estimates:

(In thousands)
Total purchase consideration paid	$112,575

Purchase price allocation:
Cash and cash equivalents	18,202
Accounts receivable, net	8,572
Short-term investments	6,302
Reinsurance balance due	211,862
Prepaid expenses and other current assets	259
Restricted cash	314
Property, equipment, and software, net	2,256
Long-term investments	59,724
Intangible assets	43,222
Other assets, noncurrent	2,284
Accounts payable	(1,785)
Accrued expenses and other current liabilities	(6,967)
Deferred revenue	(141,684)
Losses and loss adjustment expense reserves	(85,616)
Other insurance liabilities, current	(34,613)
Long-term debt	(3,942)
Other liabilities, noncurrent	(10,565)
Total identifiable net assets	67,825
Goodwill	44,750
Net assets acquired	$112,575

Acquired intangible assets are comprised of the following, including the estimated amortization expense included in the respective unaudited pro forma condensed combined statement of operations:

Identifiable Intangible Assets	Estimated Fair Value	Estimated Useful Life in Years	Amortization Classification within Statement of Operations	Year ended December 31, 2020 Amortization Expense	Three Months ended March 31, 2021 Amortization Expense
Trade Name	$10,600	10	General and administrative	$1,060	$265
Customer relationships	16,900	10	Selling and marketing	1,690	423
State insurance licenses	4,960	Indefinite	N/A	-	-
Developed technology	2,000	4	General and administrative	500	125
Value of business acquired	400	1	Selling and marketing	400	-
Renewal rights	8,362	8	General and administrative	1,045	261
	$43,222			$4,695	$1,074

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, equipment, and software (2) changes in allocations to intangible assets such as trade names, customer relationships, state insurance licenses, value of business acquired, developed technology, and customer relationships as well as goodwill, (3) changes in fair value of contingent consideration (4) insurance related reserves, and (5) other changes to assets and liabilities.

6.	Reclassification Adjustments for HOA

Acquisition accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. Certain balances were reclassified from HOA’s historical financial statements so that their presentation would be consistent with that of Porch Group. These reclassification adjustments are based on management’s preliminary analysis and calculations. Additional differences or reclassification adjustments may be identified that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.

HOA
Historical Balance Sheet
As of March 31, 2021
(in thousands)

	Historical HOA - Before Reclassifications	Reclassifications		Historical HOA - After Reclassifications
Fixed maturities available for sale, at fair value	$52,482	$(52,482	)(a)	$-
Restricted fixed maturities available for sale, at fair value	1,091	(1,091	)(a)	-
Short-term investments, at fair value	3,966	(3,966	)(b)	-
Long-term investments	6,151	(6,151	)(a)	-
Restricted certificates of deposit	2,336	(2,336	)(b)	-
Total fixed maturity, short-term and long-term investments	66,026	(66,026)		-
Cash and cash equivalents	18,202			18,202
Restricted cash equivalents	314	(314	)(x)	-
Accounts receivable, net	-	8,572	(c)	8,572
Accrued investment income	259	(259	)(d)	-
Short-term investments	-	3,966	(b)	6,302
		2,336	(b)
Dues and deferred premiums	8,572	(8,572	)(c)	-
Reinsurance balance due	211,862	-		211,862
Prepaid expenses and other current assets	-	259	(d)	2,980
		2,721	(e)
Restricted cash		314	(x)	314
Property, equipment and software, net	2,256	-		2,256
Deferred policy acquisition costs	2,721	(2,721	)(e)	-
Long-term investments	-	52,482	(a)	59,724
		1,091	(a)
		6,151	(a)
Prepaid expenses and other	2,284	(2,284	)(f)	-
Deferred tax assets, net	2,658	(2,658	)(g)	-
Other assets, noncurrent	-	2,284	(f)	4,942
		2,658	(g)
Total assets	$315,154	$-		$315,154
Accounts payable	-	1,785	(m)	1,785
Losses and loss adjustment expense reserves	85,616	-		85,616
Advance premiums	7,570	(7,570	)(h)	-
Ceded reinsurance premiums payable	20,804	(20,804	)(i)	-
Unearned premiums	130,174	(130,174	)(j)	-
Unearned ceding commissions	11,510	(11,510	)(k)	-
Deferred revenue	-	130,174	(j)	141,684
		11,510	(k)
Commissions payable, reinsurers and agents	6,239	(6,239	)(l)	-
General and other accrued expenses payable	7,477	(7,477	)(m)	-
Accrued expenses and other current liabilities	-	5,692	(m)	7,701
		1,362	(n)
		647	(o)
Other insurance liabilities, current	-	7,570	(h)	34,613
		20,804	(i)
		6,239	(l)
Line of credit	3,942	(3,942	)(y)	-
Long term debt		3,942	(y)	3,942
Funds held under reinsurance treaty	3,491	(3,491	)(p)	-
Federal income tax payable	1,362	(1,362	)(n)	-
Taxes, licenses and other fees payable	647	(647	)(o)	-
Otherl;iabilities, noncurrent	-	3,491	(p)	3,491
Total liabilities	278,832	-		278,832
Common stock	1	-		1
Treasury stock	(1)	1	(q)	-
Additional paid-in capital	1,972	-		1,972
Accumulated other comprehensive loss	164	-		164
Retained earnings	34,186	(1	)(q)	34,185
Total stockholders’ equity	36,322	-		36,322
Total liabilities and stockholders' equity	$315,154	$-		$315,154

HOA

Historical Statement of Operations

Three Months Ended March 31, 2021

(in thousands)

	Historical HOA - Before Reclassifications	Reclassifications		Historical HOA - After Reclassifications
Revenues:
Premiums earned	$60,504	$(60,504	)(r)	$-
Premiums ceded	(56,752)	56,752	(r)	-
Net premiums earned	3,752	(3,752)		-
Policy fees	4,093	(4,093	)(r)	-
Ceding commissions and reinsurance profit share	2,046	(2,046	)(r)	-
Loss adjustment and other fee income	4,455	(4,455	)(r)	-
Investment income, net of investment expenses	299	(299	)(s)	-
Net realized gain (loss) on investments	(32)	32	(v)
Total revenues	14,613	(14,613)		-
Revenues		14,346	(r)	14,346

Expenses:
Losses and loss adjustment expenses	3,226	(3,226	)(t)	-
Policy acquisition and other underwriting expenses	1,545	(1,545	)(u)	-
General and administrative expenses	6,254	(3,036	)(w)	4,478
		1,260	(z)
Transaction costs	1,260	(1,260	)(z)	-
Cost of revenue	-	3,226	(t)	5,707
		2,481	(w)
Selling and marketing	-	1,545	(u)	1,545
Product and technology	-	555	(w)	555
Total expenses	12,285	-		12,285
Investment income and realized gains	-	299	(s)	267
		(32	)(v)
Net income before income tax expense	2,328	-		2,328

Provision expense (benefit) for income taxes:
Current	1,237	-		1,237
Deferred	(724)	-		(724)
Total income tax expense	513	-		513
Net income	$1,815	$-		$1,815

HOA

Historical Statement of Operations

Year Ended December 31, 2020

(in thousands)

	Historical HOA - Before Reclassifications	Reclassifications		Historical HOA - After Reclassifications
Revenues:
Premiums earned	$212,558	$(212,558	)(r)	$-
Premiums ceded	(200,795)	200,795	(r)	-
Net premiums earned	11,763	(11,763)		-
Policy fees	16,245	(16,245	)(r)	-
Ceding commissions and reinsurance profit share	6,665	(6,665	)(r)	-
Loss adjustment and other fee income	7,363	(7,363	)(r)	-
Investment income, net of investment expenses	1,087	(1,087	)(s)	-
Net realized gain (loss) on investments	(29)	29	(v)	-
Total revenues	43,094	(43,094)		-
Revenues		42,036	(r)	42,036

Expenses:
Losses and loss adjustment expenses	12,564	(12,564	)(t)	-
Policy acquisition and other underwriting expenses	6,187	(6,187	)(u)	-
General and administrative expenses	17,556	(6,269	)(w)	11,287
Cost of revenue	-	12,564	(t)	17,361
		4,797	(w)
Selling and marketing	-	6,187	(u)	6,187
Product and technology	-	1,472	(w)	1,472
Total expenses	36,307	-		36,307
Investment income and realized gains		1,087	(s)	1,058
		(29	)(v)
Net income before income tax expense	6,787	-		6,787

Provision expense (benefit) for income taxes:
Current	2,042	-		2,042
Deferred	(485)	-		(485)
Total income tax expense	1,557	-		1,557
Net income	$5,230	$-		$5,230

(a)	To reclassify “Fixed maturities available for sale, at fair value,” “Restricted fixed maturities available for sale, at fair value,” and "Long-term investments" included within "Total fixed maturity, short-term and long-term investments" to “Long-term investments”

(b)	To reclassify “Short term investments, at fair value” and "Restricted certificates of deposit" to “Short-term investments”

(c)	To reclassify “Dues and deferred premiums” to “Accounts receivable, net”

(d)	To reclassify “Accrued investment income” to “Prepaid expenses and other current assets”

(e)	To reclassify “Deferred policy acquisition costs” to “Prepaid expenses and other current assets”

(f)	To reclassify “Prepaid expenses and other” to “Other assets, noncurrent”

(g)	To reclassify “Deferred tax assets, net” to “Other assets, noncurrent”

(h)	To reclassify “Advance premiums” to “Other insurance liabilities, current”

(i)	To reclassify “Ceded reinsurance premiums payable” to “Other insurance liabilities, current”

(j)	To reclassify “Unearned premiums” to “Deferred revenue”

(k)	To reclassify “Unearned ceding commissions” to “Deferred revenue”

(l)	To reclassify “Commissions payable, reinsurers and agents” to “Other insurance liabilities, Current”

(m)	To reclassify “General and other accrued expenses payable” to “Accounts payable” and “Accrued expenses and other current liabilities”

(n)	To reclassify “Federal income tax payable” to “Accrued expenses and other current liabilities”

(o)	To reclassify “Taxes, licenses and other fees payable” to “Accrued expenses and other current liabilities”

(p)	To reclassify “Funds held under reinsurance treaty” to “Other liabilities, noncurrent”

(q)	To reclassify “Treasury stock” to “Retained earnings”

(r)	To reclassify amounts included in “Total Revenue”, excluding “Investment income, net of investment expenses”, and “Net realized gain (loss) on investments” to “Revenues”

(s)	To reclassify “Investment income, net of investment expenses” to “Investment income and realized gains”

(t)	To reclassify “Losses and loss adjustment expenses” to “Cost of revenue”

(u)	To reclassify “Policy acquisition and other underwriting expenses” to “Selling and marketing”

(v)	To reclassify “Net realized gain (loss) on investments” to “Investment income and realized gains”

(w)	To reclassify amounts included within “General and administrative expenses” to “Cost of revenue” and “Product and technology” expenses

(x)	To reclassify current "Restricted cash equivalents" to "Restricted cash"

(y)	To reclassify “Line of credit” to “Long-term debt”

(z)	To reclassify “Transaction costs” to “General and administrative expenses”

7.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purposes only. Porch Group expects that it is more likely than not that it will not recognize the benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue subsequent to closing of the acquisition and as such, a 0% effective tax rate is reflected in the pro forma adjustments below.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021, unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 are as follows:

(a)	Represents the estimated HOA purchase consideration funded by existing cash, of which $2.9 million was paid to the sellers’ service providers pursuant to the definitive agreement. Purchase consideration also consists of Porch common stock with an estimated fair value of $22.8 million and future potential cash payable for holdback amounts of $1.8 million. See (e) and (n).

(b)	To adjust “Prepaid expenses and other current assets” to their estimated fair value by eliminating HOA’s historical deferred policy acquisition costs.

(c)	Reflects adjustment to record estimated goodwill associated with the acquisition of HOA as shown in Note 5.

(d)	Reflects adjustment to record the estimated fair value of HOA identifiable intangible assets acquired by the Company. See Note 5 for further information on acquired intangible assets.

(e)	Represents the elimination of the historical equity of HOA, issuance of 1,292,430 shares of Porch Group common stock, with an estimated fair value of $22.8 million reflected in “Additional paid-in capital”, and recording of $6.7 million estimated fair value of contingent consideration associated with the HOA acquisition reflected in “Additional paid-in capital”.

(f)	Reflects estimated amortization of acquired HOA intangible assets. See Note 5 for further information on acquired intangible assets, including preliminary estimated useful lives and classification on the Statement of Operations.

(g)	Reflects elimination of historical HOA tax expense to reflect utilization of tax attributes of the pro forma combined Porch Group and HOA entity.

(h)	Reflects adjustment to Selling and marketing expense to eliminate HOA’s historical deferred acquisition cost amortization expense.

(i)	Represents the estimated transaction costs, including acquiree-incurred transaction costs, of $3.6 million related to the HOA acquisition that was not previously recorded during the year ended December 31, 2020. Of the total, $1.7 million was incurred during the three months ended March 31, 2021. Of the remaining amount, $1.7 million is expected to be incurred by the acquiree and $0.2 million is expected to be incurred by Porch Group subsequent to March 31, 2021. This is a nonrecurring adjustment.

(j)	Reflects new compensation arrangements with an executive of the ongoing HOA entity, resulting in a $0.9 million and $0.2 million increase in expected compensation expense for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively.

(k)	Reflects the deferred tax liabilities resulting from the acquisition of HOA. The estimated gross increase in deferred tax liabilities of $9.7 million is based on the fair value adjustments for intangible assets based on an estimated tax rate of 24% (See (b) and (d) for specific adjustments tax effected). The gross increase in deferred tax liabilities results in a reduction of deferred tax assets of $2.7 million recorded in “Other assets, noncurrent”, and a decrease in “Accumulated deficit” of $7.1 million. The decrease in “Accumulated deficit is due to a reduction in valuation allowance resulting from the establishment of deferred tax liabilities upon acquisition of HOA. See (l). The estimate of deferred income tax balances is preliminary and subject to change based on management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(l)	Reflects estimated tax benefit resulting from a reduction in Porch Group valuation allowance on certain deferred tax assets due to the establishment of deferred tax liabilities upon acquisition of HOA.

(m)	Represents the increase in the weighted average shares in connection with the issuance of an estimated 1,292,430 of Porch Group common shares as purchase consideration. The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Porch Group shares outstanding, assuming the acquisition occurred on January 1, 2020.

(n)	Represents HOA cash purchase consideration held back for satisfying indemnities, adjustments, and representations.

8.	Forward-Looking Statements

The unaudited pro forma condensed combined financial information is forward-looking and involves a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the possibility that the expected synergies from the acquisition of HOA will not be realized, or will not be realized within the expected time period; the risk that the business will not be integrated successfully; the possibility that disruption from the acquisition may make it more difficult to maintain business and operational relationships; difficulty in integrating personnel, operations and financial and other controls and systems, and retaining key employees and customers; the Company’s and HOA’s ability to accurately predict future market conditions; and the risk of new and changing regulation and public policy in the U.S. These forward-looking statements speak only as of the date of this Registration Statement and the Company does not assume any obligation to update or revise any forward- looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.